UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12130 Galveston Road (Hwy 3), Building 1, Webster, Texas	77598
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 558-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2005, the Company announced that Certain Underwriters at Lloyd’s of London have agreed to drop their complaint against the Company and join with SPACEHAB in pursuit of its claims with NASA for reimbursement of loss for its Research Double Module in the STS-107 Space Shuttle Columbia accident.

SPACEHAB and the Underwriters have agreed to jointly pursue recovery against NASA with SPACEHAB leading the appeals process. The Underwriters will participate in a recovery, if any, net of legal costs, in accordance with a pre-agreed schedule which limits SPACEHAB’s liability with the Underwriters to $500,000. Also in accordance with the agreement, the Underwriters will dismiss their complaint against SPACEHAB with prejudice.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

A copy of the Press Release for the Lloyd’s agreement is attached as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated
(Registrant)

Date June 2, 2005	By	/s/ Nicholas Morgan
(Signature)*
Nicholas Morgan
Chief Accounting Officer

*	Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 2, 2005.